Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-220469 and 333-83206) of White Mountains Insurance Group, Ltd. of our report dated February 22, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of MediaAlpha, Inc., which appears in MediaAlpha, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2024